Exhibit 5.2

October 3, 2011

Host Hotels & Resorts, L.P.

6903 Rockledge Drive

Suite 1500

Bethesda, Maryland 20817

City Center Hotel Limited Partnership

6903 Rockledge Drive

Suite 1500

Bethesda, Maryland 20817

Re:	Registration Statement on Form S-4 Relating to $500,000,000 Aggregate Principal Amount 5 7/8% Series X Senior Notes due 2019

Ladies and Gentlemen:

In connection with the registration of $500,000,000 aggregate principal amount of 5 7/8% Series X Senior Notes due 2019 (the “Securities”) by Host Hotels & Resorts, L.P., a Delaware limited partnership (the “Company”), and each of the co-registrants, the guarantees of the Securities (the “Guarantees”) by each of the entities listed on Schedule A hereto (the “Guarantors”), and specifically that certain guaranty of the Securities (the “Covered Guaranty”) by City Center Hotel Limited Partnership, a Minnesota limited partnership (the “Covered Guarantor”), under the Securities Act of 1933, as amended (the “Act”), on Form S-4 filed with the Securities and Exchange Commission (the “Commission”) on October 3, 2011 (the “Registration Statement”), you have requested our opinion with respect to the matters set forth below. The Securities and the Guarantees will be issued pursuant to a Thirty-Ninth Supplemental Indenture (the “Supplemental Indenture”), dated May 11, 2011, among the Company, the Guarantors and The Bank of New York Mellon, as successor trustee (the “Trustee”), which supplements the Amended and Restated Indenture, dated as of August 5, 1998 (as so supplemented, the “Indenture”), originally among HMH Properties, Inc. (now, the Company), the guarantors named therein and HSBC Bank USA (f/k/a Marine Midland Bank), as trustee. The Securities and the Guarantees will be issued in exchange for the Company’s outstanding 5 7/8% Series W Senior Notes due 2019 on the terms set forth in the prospectus contained in the Registration Statement and the Letter of Transmittal filed as an exhibit thereto. The Indenture, the Securities and the Guarantees are sometimes referred to herein collectively as the “Operative Documents.” Capitalized terms used herein without definition have the meanings assigned to them in the Indenture.

In our capacity as special counsel to the Covered Guarantor in connection with such registration, we are familiar with the proceedings taken by the Covered Guarantor in connection with the authorization and execution of the Supplemental Indenture pursuant to which the Securities and the Covered Guaranty will be issued and have reviewed a signed copy of the Supplemental Indenture bearing the signature of Larry K. Harvey on behalf of the Company and on behalf of each of the Guarantors, including the Covered Guarantor.

Host Hotels & Resorts, L.P.

City Center Hotel Limited Partnership

October 3, 2011

In addition, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents:

(i)	the Third Amended and Restated Agreement of Limited Partnership of City Center Hotel Limited Partnership, dated as of December 31, 2009, as amended by Amendment No. 1 to the Third Amended and Restated Agreement of Limited Partnership, dated as of December 31, 2009, and Amendment No. 2 to the Third Amended and Restated Agreement of Limited Partnership, dated as of December 31, 2009 (as so amended, the “Partnership Agreement”),

(ii)	the Resolutions of the Board of Managers of Host City Center GP LLC, the sole general partner of the Covered Guarantor, dated May 4, 2011,

(iii)	the Resolutions of the Board of Directors of Host Hotels & Resorts, Inc., dated May 4, 2011, and

(iv)	the Resolutions of the Pricing Committee of the Board of Directors of Host Hotels & Resorts, Inc., dated May 5, 2011.

The documents described in (i), (ii), (iii) and (iv) above are collectively referred to herein as the “Corporate Documents.” With respect to all factual matters, we have relied solely upon, and have assumed the accuracy, completeness and genuineness of, the representations, warranties and certificates contained in and made pursuant to, the Operative Documents and the Corporate Documents.

We have not served as general counsel for any of the parties to the Operative Documents. We have represented the Covered Guarantor only with respect to the rendering of this opinion.

In rendering the opinions set forth below, we have relied, with your permission, upon the following specific assumptions, the accuracy of which we have not independently verified:

(i) Except for the Operative Documents, there are no other documents or agreements executed by or between any of the parties that would expand or otherwise modify the obligations of the Covered Guarantor under the Covered Guaranty or that would have any effect on the opinion rendered herein;

(ii) In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies and that the duly elected officers as identified and signed the Officer’s Certificate are the only parties which executed documents on behalf of the Covered Guarantor; and

Host Hotels & Resorts, L.P.

City Center Hotel Limited Partnership

October 3, 2011

(iii) The Partnership Agreement of the Covered Guarantor that has been provided to us is the current Partnership Agreement of the Covered Guarantor, and there have been no amendments to such Partnership Agreement that would have any effect on the opinion rendered herein.

This opinion is limited to the laws of the State of Minnesota. We are not opining on the laws of any other jurisdiction or federal law, including federal securities law, or any state securities law, including Minnesota securities laws, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, including the federal laws of the United States, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

(1) The Supplemental Indenture has been duly authorized by all necessary corporate action of the Covered Guarantor and has been duly executed and delivered by the Covered Guarantor.

(2) The notation of Covered Guaranty to be endorsed on the Securities has been duly authorized by all necessary corporate action of the Covered Guarantor.

To the extent that the obligations of the Company and each Guarantor under the Operative Documents may be dependent upon such matters, we assume for purposes of this opinion that the Trustee, Company and each Guarantor other than the Covered Guarantor: (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) has the requisite organizational and legal power and authority to perform its obligations under each of the Operative Documents to which it is a party; (c) is duly qualified to engage in the activities contemplated by each such Operative Document; and (d) has duly authorized, executed and delivered each such Operative Document.

This opinion is for the benefit of the addressees hereof and we consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading “Validity of Securities” contained in the prospectus contained therein. Except as set forth in the preceding sentence, this letter may not be quoted for any other purpose without our prior written consent.

Very truly yours,

/s/ DORSEY & WHITNEY LLP

RAK/CFS

Schedule A

Guarantors

Name	Jurisdiction of Formation
HMH Rivers, L.P	Delaware
HMH Marina LLC	Delaware
HMC PLP LLC	Delaware
HMH Pentagon LP	Delaware
Airport Hotels LLC	Delaware
HMC Capital Resources LP	Delaware
YBG Associates LP	Delaware
Host Park Ridge LLC	Delaware
Host of Boston, Ltd.	Massachusetts
Host of Houston, Ltd.	Texas
Host of Houston 1979 LP	Delaware
Philadelphia Airport Hotel LLC	Delaware
HMC Suites LLC	Delaware
HMC Suites Limited Partnership	Delaware
Wellsford-Park Ridge HMC Hotel Limited Partnership	Delaware
HMC Burlingame LLC	Delaware
HMC Grand LP	Delaware
HMC Hotel Development LP	Delaware
HMC Mexpark LLC	Delaware
HMC Polanco LLC	Delaware
HMC NGL L.P.	Delaware
HMC OLS I L.P	Delaware
HMC Seattle LLC	Delaware
Host Swiss GP LLC	Delaware
HMH Restaurants LP	Delaware
HMH Rivers LLC	Delaware
HMH WTC LLC	Delaware
Host La Jolla LLC	Delaware
City Center Hotel Limited Partnership	Minnesota
PM Financial LLC	Delaware
PM Financial LP	Delaware
HMC Chicago LLC	Delaware
HMC Desert LLC	Delaware
HMC Diversified LLC	Delaware
HMC Properties I LLC	Delaware
HMC Potomac LLC	Delaware
HMC Manhattan Beach LLC	Delaware
Chesapeake Hotel Limited Partnership	Delaware
HMH General Partner Holdings LLC	Delaware
S.D. Hotels LLC	Delaware
HMC Gateway LP	Delaware

HMC Market Street LLC	Delaware
New Market Street LP	Delaware
Times Square GP LLC	Delaware
Host Times Square LP	Delaware
HMC Atlanta LLC	Delaware
Ivy Street LLC	Delaware
HMC SFO LP	Delaware
Market Street Host LLC	Delaware
HMC Property Leasing LLC	Delaware
HMC Host Restaurants LLC	Delaware
HMC HT LP	Delaware
HMC OLS I LLC	Delaware
HMC OLS II L.P.	Delaware
HMC/Interstate Manhattan Beach, L.P.	Delaware
Ameliatel LP	Delaware
HMC Amelia II LLC	Delaware
Rockledge Hotel LLC	Delaware
HMC Copley LP	Delaware
HMC Headhouse Funding LLC	Delaware
Ivy Street Hopewell LLC	Delaware
HMC Diversified American Hotels, L.P.	Delaware
Potomac Hotel Limited Partnership	Delaware
HMC AP GP LLC	Delaware
HMC AP LP	Delaware
HMC AP Canada Company	Nova Scotia
HMC Toronto Airport GP LLC	Delaware
HMC Toronto Airport LP	Delaware
HMC Toronto EC GP LLC	Delaware
HMC Toronto EC LP	Delaware
HMC Charlotte GP LLC	Delaware
HMC Charlotte LP	Delaware
HMC Charlotte (Calgary) Company	Nova Scotia
Calgary Charlotte Holdings Company	Nova Scotia
HMC Grace (Calgary) Company	Nova Scotia
HMC Maui LP	Delaware
Calgary Charlotte Partnership	Alberta
HMC Chicago Lakefront LLC	Delaware
HMC East Side LLC	Delaware
HMC Kea Lani LP	Delaware
East Side Hotel Associates, L.P.	Delaware
HMC O’Hare Suites Ground LP	Delaware
HMC Toronto Air Company	Nova Scotia
HMC Toronto EC Company	Nova Scotia
HMC Lenox LP	Delaware
Cincinnati Plaza LLC	Delaware
Host Cincinnati II LLC	Delaware
Host Cincinnati Hotel LLC	Delaware
Host Fourth Avenue LLC	Delaware
Host Indianapolis I LP	Delaware

Host Los Angeles LP	Delaware
Host Mission Hills II LLC	Delaware
Host Mission Hills Hotel LP	Delaware
Host Needham II LLC	Delaware
Host Needham Hotel LP	Delaware
HST LT LLC	Delaware
HST I LLC	Delaware
South Coast Host Hotel LP	Delaware
Starlex LP	Delaware
Airport Hotels Houston LLC	Delaware
BRE/Swiss LP	Delaware
HHR Assets LLC	Delaware
HHR Harbor Beach LLC	Delaware
HHR Holdings Cooperatief U.A.	Netherlands
HHR Lauderdale Beach Limited Partnership	Delaware
HHR Singer Island GP LLC	Delaware
HHR Singer Island Limited Partnership	Delaware
HMC Cambridge LP	Delaware
HMC McDowell LP	Delaware
HMC Reston LP	Delaware
Host Atlanta Perimeter Ground GP LLC	Delaware
Host Atlanta Perimeter Ground LP	Delaware
Host Cambridge GP LLC	Delaware
Host Capitol Hill LLC	Delaware
Host City Center GP LLC	Delaware
Host Copley GP LLC	Delaware
Host Dallas Quorum Ground GP LLC	Delaware
Host Dallas Quorum Ground LP	Delaware
Host GH Atlanta GP LLC	Delaware
Host Grand GP LLC	Delaware
Host Indianapolis GP LLC	Delaware
Host Indianapolis Hotel Member LLC	Delaware
Host Indianapolis LP	Delaware
Host Kea Lani GP LLC	Delaware
Host Kierland GP LLC	Delaware
Host Kierland LP	Delaware
Host Lenox Land GP LLC	Delaware
Host Los Angeles GP LLC	Delaware
Host Maui GP LLC	Delaware
Host McDowell GP LLC	Delaware
Host Moscone GP LLC	Delaware
Host NY Downtown GP LLC	Delaware
Host O’Hare Suites Ground GP LLC	Delaware
Host OP BN GP LLC	Delaware
Host Pentagon GP LLC	Delaware
Host Restaurants GP LLC	Delaware
Host Reston GP LLC	Delaware
Host SFO GP LLC	Delaware

Host South Coast GP LLC	Delaware
Host Tampa GP LLC	Delaware
Host Times Square GP LLC	Delaware
Host WNY GP LLC	Delaware
IHP Holdings Partnership LP	Pennsylvania
Pacific Gateway, Ltd.	California
HHR Rio Holdings LLC	Delaware
Harbor-Cal, S.D.	California
Harbor-Cal S.D. Partner LLC	Delaware
HMC Burlingame Hotel L.P.	California
Host San Diego Hotel LLC	Delaware
Host San Diego LLC	Delaware
HHR 42 Associates GP LLC	Delaware
HHR 42 Associates, L.P.	Delaware